Exhibit 3.2

BYLAWS

OF

AMERICAN WOODMARK CORPORATION

ARTICLE I

SHAREHOLDERS

1. Shareholders. The shareholders of American Woodmark Corporation (the “Corporation”) shall be those persons whose names appear on the books of the Corporation as holders of one or more shares of the capital stock, and the original share transfer books of the Corporation shall be prima facie evidence as to who are the shareholders entitled to vote at any meeting of the shareholders.

2. Places of Meetings. All meetings of the shareholders shall be held at such place, either within or outside the Commonwealth of Virginia, as may be fixed from time to time by the Board of Directors.

3. Annual Meetings. The annual meeting of the shareholders for the election of Directors and transaction of such other business as may come before the meeting shall be held on the first day of October of each year or on such other date as may be designated from time to time by the Board of Directors.

4. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the President or by a majority of the Directors, and shall be called by the President upon a written request stating the specific purpose or purposes of the meeting, by the holders of at least twenty-five percent (25%) of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting. At a special meeting, no business shall be transacted, and no corporate action shall be taken other than that stated in the notice of the meeting.

5. Notice of Meetings. Except as otherwise required by law, written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record, at his address as it appears on the Corporation’s records. Meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

6. Quorum. Any number of shareholders together holding at least a majority of the outstanding shares of each class of capital stock of the Corporation entitled to vote who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by any number of shareholders together holding at least a majority of the shares of capital stock of the Corporation present or represented by proxy without notice other than by announcement at the meeting.

7. Voting. Except as otherwise provided in the Articles of Incorporation, at any meeting of the shareholders, each shareholder of capital stock of the Corporation shall have one vote, in person or by proxy, for each share of stock standing in his name on the books of the Corporation at the time of such meeting or on any date fixed by the Board of Directors not more than seventy (70) days prior to the meeting. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

8. Action Without Meeting. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting by written consent to the extent and in the manner authorized by the laws of the Commonwealth of Virginia and the Articles of Incorporation of the Corporation.

ARTICLE II

DIRECTORS

1. General Powers. The property, affairs and business of the Corporation shall be managed under the general supervision and direction of the Board of Directors and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, the powers of the Corporation shall be vested in such Board.

2. Number of Directors. The number of Directors serving on the Board of Directors from time to time shall be in a range of a minimum of one (1) and a maximum of four (4) Directors. The initial number of Directors shall be three (3) as of the effective date of these Bylaws, and thereafter may be changed from time to time within such range by the Board of Directors or the shareholders. The minimum and maximum numbers of such range may be changed only by the shareholders.

3. Election of Directors. Directors shall be elected at the annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies then existing. Directors shall hold their offices from their election until the next annual meeting of the shareholders and until their successors are elected and qualified. Any Director may be removed from office at a meeting called expressly for that purpose as permitted by law or provided in the Articles of Incorporation. Any vacancy occurring in the Board of Directors may be filled as permitted by law or provided in the Articles of Incorporation.

4. Quorum and Required Vote. At all meetings of the Board of Directors, a majority of the members of the Board of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the Directors in attendance at a meeting of the Board of Directors at which a quorum is present shall be necessary and sufficient to approve, authorize or otherwise consent to any action on the part of the Board of Directors.

5. Meetings of Directors. Meetings of the Board of Directors shall be held at places within or outside the Commonwealth of Virginia and at times fixed by resolution of the Board of Directors, or upon call of the President, and the Secretary or officer performing the Secretary’s duties shall give not less than twenty-four (24) hours’ notice by letter, telegraph or telephone (or in person) of all meetings of the Directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board of Directors. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. Directors may be allowed, by resolution of the Board, a reasonable fee and expenses for attendance at meetings.

6. Conference Telephone Meetings. Any one or more members of the Board of Directors may participate in meetings of the Board of Directors by means of a conference telephone or similar communication equipment by which all may hear and be heard simultaneously, and participation by such means shall constitute attendance at the meeting.

7. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written consent to the extent and in the manner authorized by the laws of the Commonwealth of Virginia and the Articles of Incorporation of the Corporation.

ARTICLE III

COMMITTEES

1. Committees. The Board of Directors, by resolution duly adopted, may establish committees of the Board of Directors, including an executive committee, having limited authority in the management of the affairs of the Corporation as the Board of Directors may deem advisable. The members, terms and authority of such committees shall be as set forth in the resolutions establishing such committees. The Board of Directors, by resolution duly adopted, may dissolve or reconstitute any such committee at any time or from time to time, with or without cause.

2. Meetings. Regular and special meetings of any committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

3. Quorum and Manner of Acting. A majority of the members of any committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members in attendance at a committee meeting at which a quorum is present shall constitute the act of the committee.

4. Term of Office. Members of a committee shall hold office until the expiration of any term specified by the Board of Directors and until their successors are determined by the Board of Directors, or until such committee is dissolved or reconstituted by the Board of Directors.

5. Resignation and Removal. Any member of a committee may resign at any time by giving written notice of his intention to do so to the Board of Directors or may be removed, with or without cause, at any time by the Board of Directors.

6. Vacancies. Any vacancy occurring in a committee resulting from any cause whatsoever may be filled by the Board of Directors.

ARTICLE IV

OFFICERS

1. Election. The officers of the Corporation shall consist of a President, a Treasurer and a Secretary. In addition, a Chairman, one or more Vice Presidents and such other officers as are provided in Article 4.3 may be elected from time to time by the Board of Directors. Each officer shall be elected by the Board of Directors at its annual meeting to serve until the next annual meeting of the Board of Directors and until his successor is duly elected and qualified, unless such officer resigns or is removed as provided in these Bylaws. Any two officers may be combined in the same person as the Board of Directors may determine.

2. Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time by a resolution passed by the Board of Directors. Vacancies may be filled at any meeting of the Board of Directors.

3. Other Officers. Other officers as determined by the Board of Directors may be elected from time to time by the Board of Directors, including one or more Assistant Secretaries, and one or more Assistant Treasurers.

4. Duties and Powers. Subject to overall supervision and direction by the Board of Directors, the officers of the Corporation shall have such duties as are hereinafter provided and as shall be conferred from time to time by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board of Directors may see fit, provided that the costs of such bond shall be paid by the Corporation.

5. President. Subject to supervision and direction by the Board of Directors, the President shall have direct supervision over the business of the Corporation and its general officers. The President shall preside over meetings of the Board of Directors and shareholders. The President may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments approved by the Board of Directors, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, the President shall perform all duties as may be reasonably assigned to him or her from time to time by the Board of Directors.

6. Vice Presidents. Subject to supervision and direction by the Board of Directors, the Vice President (if the Board of Directors so deems advisable and selects one or more, and if there is more than one, the Vice Presidents in the order designated, or, in the absence of any designation, in the order of their election) shall assist the President in his general supervision over the business of the Corporation. In the absence of the President, the Vice President or Vice Presidents shall perform the duties and exercise the powers of the President. In addition, the Vice President or Vice Presidents shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

7. Secretary. The Secretary shall act as secretary of all meetings of shareholders and the Board of Directors and shall keep the minutes thereof in the proper book or books to be provided for that purpose. The Secretary (i) shall see that all notices required to be given by the Corporation are duly given and served, (ii) shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates for stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these Bylaws, (iii) shall have custody of all deeds, leases, contracts and other important corporate documents, (iv) shall have charge of the books, records and papers of the Corporation relating to its organization and management as a corporation, and (v) shall see that the reports, statements and other documents required by law (except tax returns) are properly filed. In addition, the Secretary shall perform all duties as are customarily incident to the office of the Secretary and such other duties as may be reasonably assigned to him or her from time to time by the Board of Directors.

8. Treasurer. Subject to the supervision and direction of the Board of Directors, the Treasurer shall be the chief financial officer of the Corporation, shall have charge of, and be responsible for, all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as he or she determines to maintain accounts with from time to time. The Treasurer shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting principles, (ii) for the preparation of appropriate operating budgets and financial statements, and (iii) for the preparation and filing of all tax certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, the Treasurer shall perform all duties as are customarily incident to the office of the Treasurer and such other duties as may be reasonably assigned to him or her from time to time by the Board of Directors or any financial committee established pursuant to Article 3.1 of these Bylaws.

9. Other Duties of Officers. Subject to supervision and direction by the Board of Directors, any officer of the Corporation shall have, in addition to the duties prescribed herein or by law, such other duties as may be reasonably prescribed from time to time by the Board of Directors.

ARTICLE V

CAPITAL STOCK

1. Certificates. The shares of capital stock of the Corporation may be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. If any officer whose signature or facsimile thereof has been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered to the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

2. Lost, Destroyed and Mutilated Certificates. Any holders of the shares of the Corporation’s capital stock shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, the execution of an indemnification agreement in such form as the Board of Directors may require, and/or the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

3. Transfer of Shares. The outstanding shares of the Corporation’s capital stock shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

4. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment for any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date immediately preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article 5.4, such determination shall apply to any adjournment thereof.

ARTICLE VI

MISCELLANEOUS PROVISIONS

1. Seal. The seal of the Corporation, if any, shall consist of a flat-face circular die, of which there may be any number of counterparts, on which there shall be engraved the words “American Woodmark Corporation”.

2. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, or on such other date as may be prescribed from time to time by the Board of Directors, and shall consist of such accounting periods as may be recommended by the Treasurer and approved by the Board of Directors.

3. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar a complete record of its shareholders, giving the names and addresses of all shareholders and the number of shares held.

4. Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. However, when the Board of Directors so authorizes, the signature of any such person may be a facsimile.

5. Amendment of Bylaws. These Bylaws may be amended or restated in any manner consistent with the Articles of Incorporation of the Corporation and applicable law by the Board of Directors, provided that no such amendment or restatement shall change (i) the quorum requirements of, or the manner of acting at, any meeting of shareholders or the Board of Directors, (ii) the minimum and maximum numbers of Directors constituting the Board of Directors or the manner of election or removal of any Directors or officers, (iii) the manner of election or removal of members of committees, or the manner of establishment, dissolution, or reconstitution of such committees, or (iv) the manner of enactment, alteration or repeal of any Bylaws. However, the shareholders shall have the power to enact, amend or repeal any Bylaws which, if expressly so provided, may not be amended or repealed by the Board of Directors.